EXHIBIT 2(b)

AMERICAN GENERAL LIFE
INSURANCE COMPANY
P.O. Box 1591 - Houston, Texas 77251-1591                      A Subsidiary of
713-522-1111                                      American General Corporation


Writer's Direct Number
(713) 831-3246


                                March 18, 1998


American General Life Insurance Company
2727-A Allen Parkway
Houston, Texas 77019


Dear Sir:


This opinion is furnished in connection with the Registration Statement on Form S-6, File No. 333- 42567 ("Registration Statement") of Separate Account VL-R ("Separate Account VL-R") of American General Life Insurance Company ("AGL") covering an indefinite number of units of interest in Separate Account VL-R under Platinum Investor I (policy form No. 97600) and Platinum Investor II (policy form No. 97610) flexible premium variable life insurance policies ("Policies"). Net premiums received under the Policies may be allocated to Separate Account VL-R as described in the prospectus included in the Registration Statement.

I participated in the preparation of the Policies and I am familiar with their provisions. I am also familiar with the description contained in the prospectus. In my opinion:

      The Illustrations of Hypothetical Policy Benefits appearing on page 24 of the Prospectus (the "Illustrations") are consistent with the provisions of the Policies. The assumptions upon which these Illustrations are based, including the current charges and the currently planned .25% reduction in the daily charges after a specified number of years, are stated in the prospectus and are reasonable. The Policies have not been designed so as to make the relationship between premiums and benefits, as shown in the Illustrations, appear disproportionately more favorable to prospective purchasers of Policies for preferred risk (the best risk class offered by AGL) non-tobacco user males age 45, than to prospective purchasers of Policies for males at other ages within this risk class or any other risk class, or for females. The particular Illustrations shown were not selected for the purpose of making the relationship appear more favorable.

Opinion and Consent
Page 2

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading "Accounting and Actuarial Experts" in the prospectus.


                                          /s/WAYNE A. BARNARD
                                          -------------------
                                          Wayne A. Barnard,
                                          Senior Vice President & Chief Actuary


                                          March 18, 1998
                                          --------------
                                          Date